Exhibit (a)(1)(v)

Offer to Purchase

All of the Issued and Outstanding Shares of Common Shares

of

PETROTEQ ENERGY INC.

by

2869889 ONTARIO INC.,

an indirect, wholly-owned subsidiary of

VISTON UNITED SWISS AG

at

a price of C$0.74 in cash per Common Share

Pursuant to the Offer to Purchase dated October 25, 2021

THE OFFER IS OPEN FOR ACCEPTANCE UNTIL 5:00 PM, TORONTO TIME, ON FEBRUARY 7, 2022 (THE “EXPIRY TIME”), UNLESS THE OFFER IS EXTENDED, ACCELERATED OR WITHDRAWN BY THE OFFEROR IN ACCORDANCE WITH ITS TERMS.

October 25, 2021

To Our Clients:

Enclosed for your consideration are the offer to purchase and related take-over bid circular dated October 25, 2021 (the “Offer to Purchase and Circular”) and the letter of transmittal (the “Letter of Transmittal” and the notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) accompanying the Offer to Purchase and Circular (collectively, the “Offer Documents”) in connection with the offer (the “Offer”) by 2869889 Ontario Inc. (the “Offeror”), a corporation incorporated under the Business Corporations Act (Ontario) (the “OBCA”) and an indirect, wholly-owned subsidiary of Viston United Swiss AG (“Viston”), a Swiss company established under the laws of Switzerland, to purchase all of the issued and outstanding common shares (the “Common Shares”), of Petroteq Energy Inc. (“Petroteq”), a corporation existing under the OBCA, at a purchase price of C$0.74 per Common Share, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular.

We or our nominees are the holder of record of Common Shares held by us for your account. A tender of such Common Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Common Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Please note carefully the following:

1.	The offer price for the Offer is C$0.74 per Common Share. The offer is being made in Canadian dollars, but Petroteq shareholders may elect to receive consideration in U.S. dollars.

2.

The Offer is open for acceptance until 5:00 PM, Toronto time, on February 7, 2022, (the “Expiry Time”), unless the Offer is extended, accelerated or withdrawn by the Offeror in accordance with its terms.

If you wish to have us tender any or all of your Common Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. If you authorize the tender of your Common Shares, then all such Common Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiry Time.

INSTRUCTION FORM

With Respect to the Offer to Purchase

All of the Issued and Outstanding Shares of Common Shares

of

PETROTEQ ENERGY INC.

by

2869889 ONTARIO INC.,

an indirect, wholly-owned subsidiary of

VISTON UNITED SWISS AG

at

a price of C$0.74 in cash per Common Share

Pursuant to the Offer to Purchase dated October 25, 2021

The undersigned acknowledge(s) receipt of your letter and the enclosed the offer to purchase and related take-over bid circular dated October 25, 2021 (the “Offer to Purchase and Circular”) and the letter of transmittal (the “Letter of Transmittal” and the notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) accompanying the Offer to Purchase and Circular (collectively, the “Offer Documents”) in connection with the offer (the “Offer”) by 2869889 Ontario Inc. (the “Offeror”), a corporation incorporated under the Business Corporations Act (Ontario) (the “OBCA”) and an indirect, wholly-owned subsidiary of Viston United Swiss AG (“Viston”), a Swiss company established under the laws of Switzerland, to purchase all of the issued and outstanding common shares (the “Common Shares”), of Petroteq Energy Inc. (“Petroteq”), a corporation existing under the OBCA, at a purchase price of C$0.74 per Common Share, upon the terms and subject to the conditions set forth in the Offer to Purchase and Circular.

The undersigned hereby instruct(s) you to tender to the Offeror the number of Common Shares indicated below or, if no number is indicated, all Common Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Common Shares submitted on my behalf will be determined by the Offeror in its sole and absolute discretion and such determination shall be final and binding.

Account Number:

Number of Common Shares Being Tendered Hereby*:

Currency of payment for all shares tendered:

☐   I wish to receive payment of the cash consideration payable under the Offer in U.S. dollars.

By checking the box above, the Shareholder will have acknowledged and agreed that the exchange rate for one Canadian dollar expressed in U.S. dollars will be based on the exchange rate available to the Depositary at its typical banking institution on the date the funds are converted.

A Shareholder who does not check the box above will receive payment of the cash consideration under the Offer in Canadian dollars.

The method of delivery of this document is at the election and risk of the tendering Shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiry Time (as defined in the Offer to Purchase and Circular).

Dated:
Signature(s):

Name(s):

(Please Print)

Address:

(Include Postal/Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security No.:

* Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.